Exhibit 23.1



                        Consent of Independent Auditors





      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of Life Re Corporation for the registration of 1,725,000 Units and to the incorporation by reference therein of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Life Re Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                    /s/   Ernst & Young LLP



Stamford, Connecticut
February 12, 1998